CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Mutual Fund Series Trust and to the use of our report dated August 29, 2014 on the financial statements and financial highlights of the Catalyst Small-Cap Insider Buying Fund, Catalyst Hedged Insider Buying Fund (formerly Catalyst Strategic Insider Fund), Catalyst Insider Buying Fund, Catalyst Insider Long/Short Fund, Catalyst Event Arbitrage Fund, Catalyst Hedged Futures Strategy Fund, Catalyst Dynamic Alpha Fund (formerly Catalyst/CP Core Equity Fund), Catalyst/EquityCompass Buyback Strategy Fund, Catalyst/Groesbeck Growth of Income Fund, Catalyst/Lyons Hedged Premium Return Fund, Catalyst/Lyons Tactical Allocation Fund, Catalyst Macro Strategy Fund, Catalyst/MAP Global Capital Appreciation Fund, Catalyst/MAP Global Total Return Income Fund, Catalyst/Princeton Floating Rate Income Fund, Catalyst/SMH High Income Fund, and Catalyst/SMH Total Return Income Fund, each a series of shares of beneficial interest of Mutual Fund Series Trust.  Such financial statements and financial highlights appear in the June 30, 2014 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

October 27, 2014